CO-BRANDED WEB SERVICES REFERRAL AGREEMENT

This Co-Branded Web Services Referral Agreement ("Agreement") is made and entered into as of the 21st day of April, 2000 (the "Effective Date"), by and between E-LOAN, Inc., a corporation organized and existing pursuant to the laws of the state of Delaware, with principal offices at 5875 Arnold Drive, Suite 100, Dublin, California 94568 ("E-LOAN"); and eBay Inc., a corporation organized and existing pursuant to the laws of the state of Delaware, with principal offices at 2145 Hamilton Avenue, San Jose, California, 95125 ("eBay"); with respect to the following facts and circumstances:

WHEREAS, E-LOAN is the provider of a web-based consumer and small business loan service currently available over the world wide web at URL: www.eloan.com; and

WHEREAS, eBay is in the business of providing on-line trading and auction services and related services currently available over the world wide web at URL: www.ebay.com; and

WHEREAS, the parties desire to create a co-branded, specialized version of the service of E-LOAN described above, branded with the E-LOAN and the eBay trademarks.

NOW, THEREFORE, the parties hereby agree as follows:

  Definitions

    "eBay Service" means eBay's internet-based global on-line trading community that allows users to list and bid on items, and other related on-line services, which may be modified by eBay from time to time.

    "E-LOAN Service" means E-LOAN's web based equity loan service including private party financing and auto and home equity financing, currently available at URLs www.E-LOAN.com and www.CarFinance.com, as modified by E-LOAN from time to time.

    "Closed Loan" means the acquisition by a Consumer of automobile financing based through the Co-Branded Service by means of a completed Financing Submission.

    "Co-Branded Service" means a version of the E-LOAN Service that bears E-LOAN's and eBay's trademarks and logos, as developed under Section 2.

    "Consumer" means a user of the Co-Branded Service.

    "Financing Submission" means, for a specified Consumer, (i) the submission by such Consumer through the Co-Branded Service of a request for credit approval for the acquisition of a vehicle, which consists of such Consumer completing to the reasonable satisfaction of E-LOAN (i.e., sufficiently to permit E-LOAN to identify such Consumer by name and social security number and make its credit evaluation of the Consumer consistent with its normal business practices) one or more forms displayed in the Co-Branded Service for such purpose and then transmitting such information electronically to E-LOAN by clicking on a "submit" or similar button; (ii) the submission by a Consumer to E-LOAN, by telecopier, mail or other physical delivery, of one or more comparable forms similarly completed; or (iii) the oral submission by such Consumer of the information required by such form(s) to a representative of E-LOAN in a manner that permits E-LOAN to process such submission. "Financing Submission" does not include a submission (x) made by a Consumer anonymously; (y) that is identified by E-LOAN as either made with fraudulent intent or is not bona fide (e.g., does not include truthful responses to the material items of information that E-LOAN needs in order to process a submission); or (z) that is a duplicate of a prior Financing Submission.

    "Financing Yield" means, for a specified month, a fraction, the denominator of which is the number of Financing Submissions made during such month and the numerator of which is the number of such Financing Submissions that resulted in a Closed Loan during such month.

  Development Of The Co-Branded Service

    Specifications. The functional and technical specifications that will be required for the Co-Branded Service are set forth in Exhibit A attached hereto.

    Development Obligations. Exhibit B lists the responsibilities of each party with respect to the development of the Co-Branded Service and the schedule for its development and deployment. E-LOAN and eBay shall each perform their respective obligations described in Exhibit B, and shall use commercially reasonable efforts to complete such obligations by the dates set forth in Exhibit B. The parties acknowledge that the obligations and deliverables described in Exhibit B may be changed by prior written mutual agreement.

    Delay in Implementation of Service. The parties acknowledge that the development and launch of the Co-Branded Service is a cooperative effort requiring the diligent efforts of both parties. Therefore, in the event that the activities designated in Exhibit B for "Stage 1" of the development of the Co-Branded Service are not complete 120 days after the Launch Date, either party may, at any time thereafter, terminate this Agreement immediately upon written notice. Such termination will be each party's sole remedy and sole liability with respect to the failure of the development activities in Exhibit B to be completed.

  Operation Of The Service

    Operation of Service. As between the parties, E-LOAN will be responsible for the operation of the Co-Branded Service. E-LOAN shall operate the Co-Branded Service on E-LOAN's computer servers in a fashion substantially similar to the fashion in which it operates the E-LOAN Service. However, notwithstanding the foregoing, the parties acknowledge that the Co-Branded Service may not operate continuously or in an error-free fashion, but shall operate in accordance within the parameters of Exhibit A and the warranties of Section 7.

    Most Favored Customer. E-LOAN shall operate the Co-Branded Service in such a fashion that the prices for auto financing offered to Consumers will be, taken as a whole, as good or better than that of the E-LOAN Service or any of its partner's services.

    Customer Support.

      E-LOAN shall provide all technical and customer support to Consumers for all financing specific and financing transaction specific questions and issues related to the Co-Branded Service in at least the same manner it provides such support to users of the E-LOAN Service and in no event less than a reasonable level of support commensurate with or superior to similar support offered in E-LOAN's market. To the extent that any technical issues arise regarding the integration of the Co-Branded Service with the eBay Service, then eBay agrees to provide reasonable third-line technical support to E-LOAN's second-line technical support staff during eBay's normal business hours. If E-LOAN receives customer support or technical support inquiries that relate only to the eBay Service, E-LOAN will promptly refer all such matters to eBay.

      eBay and E-LOAN shall each provide the other party with customer support training for a small team of employees that may be cross-trained, free of charge. Each party shall pay for their employees' cost of travel and expenses related to such training.

    Performance Reporting.

      E-LOAN shall provide eBay with monthly written performance reports showing the number of Financing Submissions, and the number of approvals, declines, and Closed Loans relating thereto, the number of unique identified visitors to the Co-Branded Service, the average selling price of Closed Loans, the cumulative loan amounts sold, and the number of transactions requested. E-LOAN will use reasonable efforts to provide to eBay other information from time to time.

      eBay and E-LOAN will meet monthly to discuss in good faith the performance and adoption rate of the Co-Branded Service by users of the automobile listing elements of the eBay Service and ways to improve the performance and the adoption rate of the Co-Branded Service. As part of such meetings, eBay will use good faith, commercially reasonable efforts to provide E-LOAN with information regarding the number of page views on the eBay Service containing links to the Co-Branded Service (if technically feasible) and other relevant information to assist the parties' analysis of the performance and adoption rate of the Co-Branded Service. Any such information provided by eBay shall be treated as eBay's Confidential Information pursuant to Section 12.

  Marketing And Rights To Consumer Information

    Promotion of the Co-Branded Service. eBay shall use reasonable efforts to promote the Co-Branded Service; for example, by placing links or other promotions on its autos web page and other pages in eBay's sole discretion. In addition, E-LOAN shall promote the Co-Branded Service with eBay as set forth in Exhibit D.

    Rights to Consumer Information.

      The parties acknowledge that in connection with the operation of the Co-Branded Service, E-LOAN will collect certain information about Consumers and visitors to the Co-Branded Service, including without limitation personally identifiable information such as, but not limited to, email addresses, other contact information and traffic data, both on an individual basis and on an aggregate basis (collectively, "Consumer Information"), as well as social security numbers and other personally-identifiable or aggregated financial information (collectively, "Customer Financial Information").

      Neither party shall sell Consumer Information to any third party for the purpose of providing unsolicited advertisements; and neither party shall target such users, either individually or as a group because of such user's use of the other party's services, for the purposes of sending unsolicited email advertisements. The above obligations will not be limited by Section 12.4. All Consumer Information shall be jointly owned by eBay and E-LOAN. Notwithstanding any other provision of this Agreement to the contrary, this right will immediately terminate upon any termination or expiration of this Agreement.

      As between E-LOAN and eBay, E-LOAN shall own the Customer Financial Information, and shall provide eBay written reports of aggregated Customer Financial Information as set forth in Section 3.4. In addition, E-LOAN agrees to use Customer Financial Information solely for purposes of providing the Co-Branded Service.

      E-LOAN shall not compile a list of personally identifiable eBay users. E-LOAN may keep aggregate data that does not contain personally identifiable information. In no event shall E-LOAN create a list of eBay users, including without limitation a list of all visitors to the Co-Branded Service, nor shall E-LOAN share, rent, sell, pass, or transfer such list to any third party.

  Publicity.

  No press release shall be announced without the prior written consent of both parties. eBay and E-LOAN shall cooperate to develop mutually acceptable press releases announcing the Co-Branded Service.

  Costs, Fees, And Payments

    Fees. As between the parties, E-LOAN will bear all costs associated with hosting and operating the Co-Branded Service.

    Payments. No later than 30 days after the end of each calendar quarter, E-LOAN shall pay to eBay the referral fees specified in Exhibit C accrued during such quarter, along with a report showing, in reasonable detail, the basis for calculation of such amounts.

    Pricing Reviews. The parties will conduct an initial pricing review no later than September 1, 2000, during which the parties will re-examine in good faith the revenue sharing arrangements set forth in Exhibit C. If no agreement is reached at such initial pricing review, by default, the payment amounts set forth in Exhibit C shall automatically increase by ten percent (10%). Thereafter, no later than 45 days before each anniversary of the Effective Date during the term of this Agreement, the parties will negotiate in good faith the economic terms for the upcoming year. If the parties cannot decide upon such terms by such anniversary, either party may terminate this Agreement for convenience pursuant to Section 8 below.

    Audits. E-LOAN shall maintain records of the transactions underlying the reports to be furnished under Section 6.2, and shall allow eBay, an auditor appointed by eBay reasonably acceptable to E-LOAN, during E-LOAN's office hours and at reasonable intervals, no more than once every twelve months, to inspect and make extracts or copies of such records solely for the purpose of ascertaining the correctness of such statements. All books of account and records will be kept available for at least two years after end of the term of this Agreement. E-LOAN shall immediately make any overdue payments disclosed by the audit plus applicable interest. Such inspection shall be at eBay's expense; however, if the audit reveals overdue payments in excess of 5% of the payments owed to date, E-LOAN shall immediately pay the cost of such audit, and eBay may conduct another audit during the same 12 month period.

  Warranties

    Warranties. E-LOAN represents and warrants to eBay that, during the term of this Agreement:

      and following the Launch Date, the Co-Branded Service will be available on a 24-hour, seven days per week basis, excluding routine, scheduled maintenance, in accordance with the specifications set forth in Exhibit A.

      E-LOAN owns all of the right, title and interest in and to the content provided by E-LOAN hereunder, and has the right to display such content on the Co-Branded Service.

      E-LOAN shall comply at all times with all government rules, regulations and laws applicable to provision of the E-LOAN Service and the Co-Branded Service, including without limitation all rules, regulations and laws relating to consumer privacy and data privacy of any kind.

    Disclaimer. EXCEPT AS SET FORTH IN SECTION 7.1, E-LOAN MAKES NO OTHER WARRANTIES REGARDING THE CO-BRANDED SERVICE, EXPRESS, IMPLIED OR STATUTORY, AND HEREBY EXPRESSLY DISCLAIMS ANY AND ALL OTHER SUCH WARRANTIES, INCLUDING WITHOUT LIMITATION ANY WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

  Term And Termination

    Term and Termination. This Agreement will become effective on the Effective Date and shall remain force for an initial term of one year after the Launch Date. Thereafter, the term of this Agreement will continue until terminated as described in Section 8.2, unless earlier terminated pursuant to Section 8.3.

    Renewal. After the initial one-year term, this Agreement will automatically renew each year for an additional one-year period, unless either party terminates this Agreement by giving written notice of its intention to terminate no later than 30 days prior to the end of the then-current term.

    Events of Default. A party may terminate this Agreement and its further obligations hereunder upon the occurrence of any of the following events of default (subject to Sections 8.4 and 8.5):

      The other party ceases business in the ordinary course, or makes an assignment for the benefit of its creditors; or

      The other party is in material default of any provision of this Agreement.

    Cure Period for Event of Default. Upon the occurrence of any event of default that is amenable to cure, and that entitles a party to terminate this Agreement, the non-defaulting party may send notice of termination, specifying the nature of the default, to the other party. If the defaulting party has not cured the default to the non-defaulting party's satisfaction within 30 days after the date of such notice, this Agreement will terminate without further notice by the non-defaulting party. Upon the occurrence of any event of default that is not amenable to cure, and that entitles a party to terminate this Agreement, the non-defaulting party may send notice of termination, specifying the nature of the default, to the other party, which notice will be effective upon receipt.

    Effect of Termination. Upon expiration or termination of this Agreement, each party shall return or destroy the Confidential Information (as defined herein) of the other party. The rights and obligations of the parties under Sections 1, 4.2, 6, 7, 8.5, 9.4, 10, 11, 12, 13 and 14 will survive termination or expiration of this Agreement for any reason.

  Licenses And Ownership

    Trademark License. Each party ("Licensor") grants to the other party ("Licensee") a non-exclusive, non-transferable, royalty-free right to display the trademarks and logos adopted by Licensor ("Marks") solely to perform Licensee's obligations under this Agreement. In addition, Licensee may display the Marks on an appropriate area of its Web site indicating its business associates and strategic alliances and in such other promotions as the parties may agree upon pursuant to Exhibit D.

    Review. Licensee shall submit to Licensor all representations of the Marks that Licensee intends to use in connection with the license granted in Section 9.1, for Licensor's approval of design, color, presentation, quality, and conformance with the Licensor's trademark and branding policies. Licensee shall not publish, disseminate, exhibit, or otherwise distribute any such representation without the Licensor's prior written permission. Once Licensor grants its approval, Licensor shall not unreasonably withdraw its approval, and Licensee will not be obligated to seek further approval for substantially similar uses of the Mark.

    Assignment of Goodwill. If Licensee, in the course of performing its services hereunder, acquires any goodwill or reputation in any of the Marks, all such goodwill or reputation will automatically vest in Licensor when and as, on an on-going basis, such acquisition of goodwill or reputation occurs, as well as at the expiration or termination of this Agreement, without any separate payment or other consideration of any kind to Licensee, and Licensee agrees to take all such actions necessary to effect such vesting. Licensee shall not contest the validity of any of the Marks or Licensor's exclusive ownership of them. During the term of this Agreement, Licensee shall not adopt, use, or register, whether as a corporate name, trademark, service mark or other indication of origin, any of the Marks, or any word or mark confusingly similar to them in any jurisdiction.

    Retained Rights. Each party hereby reserves all intellectual property rights not explicitly granted in this Agreement.

  Limitation Of Liability

  EXCEPT FOR ANY LIABILITY ARISING OUT OF A BREACH OF SECTION 12 ("CONFIDENTIALITY"), NEITHER PARTY WILL BE LIABLE TO THE OTHER, NOR WILL E-LOAN BE LIABLE TO AUTOTRADER.COM, LLC, FOR ANY LOST PROFITS, LOSS OF MARKET OR OPPORTUNITY, OR FOR ANY INCIDENTAL, INDIRECT, CONSEQUENTIAL OR SPECIAL DAMAGES OF ANY KIND HOWSOEVER ARISING (WHETHER OR NOT ARISING OUT OF THE NEGLIGENCE OF E-LOAN OR EBAY, OR THEIR RESPECTIVE EMPLOYEES OR AGENTS) IN CONNECTION WITH THE SUBJECT MATTER OF THIS AGREEMENT, PURSUANT TO ANY CLAIM IN CONTRACT, NEGLIGENCE, TORT, STRICT LIABILITY, OR OTHER THEORY. EXCEPT FOR LIABILITY ARISING OUT OF SECTION 11, EACH PARTY'S LIABILITY HEREUNDER WILL BE LIMITED TO AMOUNTS PAID BY E-LOAN UNDER SECTION 6.

  Indemnity.

    By E-LOAN. E-LOAN hereby indemnifies eBay and AutoTrader.com, LLC and holds each harmless from and against any and all liabilities, damages, costs and expenses (including without limitation reasonable attorneys' fees) arising out of or related to any third party claim, suit, action or proceeding arising from E-LOAN's provision of the Co-Branded Service or a breach by E-LOAN of any of the warranties under Section 7.1(b) or (c). eBay agrees to provide E-LOAN prompt written notice of any such claim, give E-LOAN sole control of the defense of such claim, provided that E-LOAN may not settle or compromise any such claim in a manner that does not unconditionally release eBay or AutoTrader.com, LLC unless eBay consents to such in writing, and provide E-LOAN reasonable assistance in the defense of such claim upon E-LOAN's request and at E-LOAN's reasonable expense.

    By eBay. eBay hereby indemnifies E-LOAN and holds it harmless from and against any and all liabilities, damages, costs and expenses (including without limitation reasonable attorneys' fees) arising out of or related to any third party claim, suit, action or proceeding alleging that the trademarks licensed by eBay to E-LOAN hereunder infringe such third party's trademark rights in the applicable classes. E-LOAN agrees to provide eBay prompt written notice of any such claim, give eBay sole control of the defense of such claim, provided that eBay may not settle or compromise any such claim in a manner that does not unconditionally release E-LOAN unless E-LOAN consents to such in writing, and provide eBay reasonable assistance in the defense of such claim reasonable assistance upon eBay's request and at eBay's reasonable expense.

  Confidentiality

    "Confidential Information" is any information disclosed by one party to the other in connection with this Agreement and which the receiving party knows or has reason to know is regarded as confidential information by the disclosing party. The Confidential Information will include, but will not be limited to, trade secrets, the structure, sequence and organization of the source code of computer software, marketing plans, techniques, processes, procedures and formulae. For each item of Confidential Information, the party disclosing the item will be called the "Disclosing Party," and the party receiving the item will be called the "Receiving Party."

    Non-Use and Non-Disclosure. The Receiving Party shall hold all Confidential Information of the Disclosing Party in trust and confidence, and protect it as the Receiving Party would protect its own confidential information (which, in any event, will not be less than reasonable protection) and shall not use such Confidential Information for any purpose other than that contemplated by this Agreement. Unless agreed by the Disclosing Party in writing, the Receiving Party shall not disclose any Confidential Information of the Disclosing Party, by publication or otherwise, to any person other than employees and contractors (such as contract manufacturers or software developers) who (i) are bound to written confidentiality obligations consistent with and at least as restrictive as those set forth herein and (ii) have a need to know such Confidential Information for purposes of enabling a party to exercise its rights and perform its obligations pursuant to this Agreement. The foregoing confidentiality obligation will be effective for a period of three years after first disclosure of the Confidential Information pursuant to the terms of this Agreement, provided however, that each party will comply with any obligations of confidentiality as may be imposed pursuant to agreements with third parties for longer periods if the Disclosing Party discloses to the other in writing such obligations of confidentiality that may be imposed pursuant to such agreements with third parties at the time of disclosure.

    Confidential Treatment. Without limiting the foregoing, and subject to compliance with applicable law, each party agrees to notify the other party in the event any element of this Agreement may need to be disclosed to the federal or state government pursuant to any regulatory or other disclosure requirement, and to further seek confidential treatment requested by the other with respect to certain confidential elements of the Agreement and any documents related thereto (including information relating to fees, payments and integration) in any governmental or public filings.

    Exceptions. The obligations specified in Section 12.2 will not apply to any Confidential Information to the extent that:

      it is already known to the Receiving Party without restriction prior to the time of disclosure by the Disclosing Party;

      it is acquired by the Receiving Party from a third party without confidentiality restriction;

      it is independently developed or acquired by the Receiving Party by employees or contractors without access to such Confidential Information;

      it is approved for release by written authorization of the Disclosing Party;

      it is in the public domain at the time it is disclosed or subsequently falls within the public domain through no wrongful action of the Receiving Party;

      it is furnished to a third party by the Disclosing Party without a similar restriction on that third party's right of disclosure;

      it is disclosed pursuant to the requirement of a governmental agency or disclosure is permitted or required by operation of law, provided that the Receiving Party use its best efforts to notify the Disclosing Party in advance of such disclosure and seeks confidential treatment for such Confidential Information.

    Confidentiality of Agreement. Subject to Section 5, each party agrees that the terms and conditions of this Agreement will be treated as Confidential Information; provided that each party may disclose the terms and conditions of this Agreement: (a) to legal counsel; (b) in confidence, to accountants, banks, and financing sources and their advisors; (c) in connection with promotional and marketing activities permitted by this Agreement; and (d) in confidence, in connection with the enforcement of this Agreement or rights under this Agreement.

  Jurisdiction And Applicable Law

    Choice of Forum. The parties hereby submit to the jurisdiction of, and waive any venue objections against, the United States District Court for the Northern District of California, San Jose Branch and the Superior and Municipal Courts of the State of California, Santa Clara County, in any litigation arising out of the Agreement.

    Governing Law. This Agreement will be governed by and construed under the laws of the United States and the State of California, as those laws are applied to contracts entered into and to be performed entirely in California by California residents.

  Miscellaneous

    Event of Force Majeure. If the performance of this Agreement or any obligations hereunder is prevented, restricted, or interfered with by reason of acts of God, acts of an governmental authority, riot, revolution, fires, or war, or other cause beyond the reasonable control of the parties hereto ("Force Majeure"), the party so effected will be excused from such performance until such Force Majeure is removed, provided that the party so affected will use its best efforts to avoid or remove such causes of non-performance and shall continue performance hereunder with the utmost dispatch whenever such causes are removed.

    Waiver. Any waiver of breach or default pursuant to this Agreement will not be a waiver of any other subsequent default. Failure or delay by either party to enforce any term or condition of this Agreement will not constitute a waiver of such term or condition.

    Customer Privacy and Non-Solicitation. Each party expressly acknowledges and agrees not to disclose, share, rent, sell or transfer to any third party any personal or financial information relating to the other party's customers (including without limitation a consumer's first and last name, physical address, zip code, email address, phone number, social security number, birth date, and any other information that itself identifies or, when tied to the above information, may identify a consumer), except as specifically required to satisfy the disclosing party's contractual obligations to the other party, provided that such disclosure would not violate existing law or the privacy policy of either party. Each party also agrees not to contact, solicit, or advertise, telemarket or e-mail to any of the other party's customers as a group or otherwise on the basis of their status as users of that party's service.

    Severability. To the extent that any provision of this Agreement is found by a court of competent jurisdiction to be invalid or unenforceable, that provision notwithstanding, the remaining provisions of this Agreement will remain in full force and effect and such invalid or unenforceable provision will be deleted.

    Assignment. Neither party may assign, voluntarily, by operation of law, or otherwise, any rights or delegate any duties under this Agreement (other than third-party technical infrastructure and the right to receive payments) without the other party's prior written consent, and any attempt to do so without that consent will be void; provided, however, that either party may assign all of its rights or obligations under this Agreement to a successor in interest in connection with a change of control, a sale of substantially all of its assets, or a merger, acquisition, public offering or other reorganization transaction. This Agreement will bind and inure to the benefit of the parties and their respective successors and permitted assigns.

    Notices. Any notice required or permitted pursuant to this Agreement must be in writing delivered by hand, overnight courier, telecopy, facsimile, or certified or registered mail to the address first listed above. Each party may change such address upon written notice to the other.

    Amendment. No alteration, waiver, cancellation, or any other change or modification in any term or condition of this Agreement will be valid or binding on either party unless made in writing and signed by duly authorized representatives of both parties.

    Counterparts. This Agreement may be executed in one or more counterparts, including facsimiles, each of which will be deemed to be a duplicate original, but all of which, taken together, will be deemed to constitute a single instrument.

    Entire Agreement. The terms and conditions herein contained, including all Exhibits hereto, constitute the entire agreement between the parties with respect to the subject matter of this Agreement and supersede any previous and contemporaneous agreements and understandings, whether oral or written, between the parties hereto with respect to the subject matter hereof. There are no other agreements, understandings, representations, or promises between the parties with respect to the subject matter of this Agreement.

    Construction. This Agreement is the product of negotiation between the parties and their respective counsel. This Agreement will be interpreted fairly in accordance with its terms and conditions and without any strict construction in favor of either party. Any ambiguity will not be interpreted against the drafting party.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective duly authorized representatives as of the Effective Date.

E-LOAN, Inc. eBay Inc.

By: By:

Name: Name:

Title: Title:

Exhibit A

Co-Branded Service Specifications

Co-Branded Service Functionality

The Co-Branded Service will offer the following services to Customers:

1) A "Loan Center" to be linked to from the "eBay Motor" site and such other sites of the eBay Service as eBay may choose. The Loan Center will include a loan quotation engine, loan processing services for secured and unsecured loan offerings and prime and subprime loan offerings, private party financing services, loan tracking functionality to enable a Customer to follow the process of his or her loan application, and information pages that explain the loan process and such other information as eBay may direct E-LOAN to provide Customers from time to time.

2) A loan rate calculator, which calculates general monthly payment or customer-specific rates.

3) An "eBay Wallet," which will offer an unsecured line of credit on terms and conditions to be agreed upon by the parties. Other details will be decided during the implementation process.

    A loan rate translator, which allows individual customers to see and bid for cars based on comparisons of different loan payment schedules.

The Loan Center will be implemented prior to the Launch Date as set forth in Exhibit B. Whether an "eBay Wallet" or loan rate translator gets included in the Co-Branded Service will be determined later by mutual agreement of the parties.

Traffic Flow and Navigation. The Co-Branded Service will incorporate an eBay-designated header and eBay-branded graphics and text links above the fold that navigate back to the eBay Service. Unless mutually agreed upon, there will not be any links on the Co-Branded Service to third party sites.

No Advertising. There will be no advertising on the Co-Branded Service unless mutually agreed by the parties.

Brand Placement. The parties will mutually agree upon the appropriate placement of their respective Marks on the Co-Branded Service. Without limiting the foregoing, the eBay brand shall be displayed prominently on the top of the initial page and all subsequent pages of the Co-Branded Service.

Security. E-LOAN shall take best efforts to ensure the security (through SSL, firewall, and other technology) of the Co-branded web site and the Consumer data it contains from physical theft as well as, but not limited to, electronic theft, hacks, robots, spiders, and other automatic devices.

Privacy Policy. E-LOAN shall create, post, and abide by a privacy policy no less protective of Consumer information than that of the eBay Privacy Policy, and that shall conform at a minimum to the TRUSTe privacy principles.

Feedback Rating. The Co-Branded Service must maintain a positive eBay Feedback Rating in accordance with eBay's standard policies regarding Feedback. In no circumstances will E-LOAN own any feedback rating analysis or information.

Site Performance Specifications.

Availability of Web Site. The Co-Branded Service shall be publicly available to users a minimum of 99.5% of the time during any 24-hour period, 99.5% of the time during any 7-day period, and 99.5% of the time during any 30-day period.

Response Time. The mean response time for server response to all accesses to the Co-Branded Service shall not exceed more than three seconds during any 1 hour period.

Bandwidth. The bandwidth representing the Co-Branded Service connection to the Internet shall be operating at capacity no more than five minutes in any 24 hour period.

Exhibit B

Development Schedule

Launch Date : April 24, 2000

  Car loans secured through home equity and collateralized automotive loans, for prime and subprime customers, based on the existing E-LOAN engine. National coverage will be achieved for prime loans by the Launch Date, and for subprime loans within a year following the Launch Date.
  E-LOAN's personal pages integrated with eBay.
  eBay-approved information pages.
  The loan rate calculator.

The eBay wallet and the loan rate translator will be implemented upon mutual agreement on a schedule to be mutually determined if the parties decide to implement either functionality.

Exhibit C

E-LOAN will pay eBay the following amounts per month, beginning the month following the Launch Date:

Financing Yield during the month	Payment Per Financing Submission	Payment Per Closed Loan
[*]	$[*]	$[*]
[*]	$[*]	$[*]
[*]	$[*]	$[*]
[*]	$[*]	$[*]

Exhibit D

Marketing and Promotion of the Co-Branded Service

TBD